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                                 United States
                       Securities and Exchange Commission
                             Washington, D.C. 20549

                                    FORM 8-A
               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                             PURO WATER GROUP, INC.
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             (Exact name of registrant as specified in its charter)

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
                  Delaware                                      11-325396-8
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  (State of incorporation or organization)         (I.R.S. Employer Identification No.)

              56-45 58th Street
              Maspeth, New York                                 11378-0010
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  (Address of principal executive offices)                      (Zip Code)

If this form relates to the registration of a  If this form relates to the registration of a
class of debt securities and is effective      class of debt securities and is to become
upon filing pursuant to General Instruction    effective simultaneously with the
A.(c)(1) please check the following box. / /   effectiveness of a concurrent registration
                                               statement under the Securities Act of 1933
                                               pursuant to General Instruction A.(c)(2)
                                               please check the following box. / /
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Securities to be registered pursuant to Section 12(b) of the Act:

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
             Title of each class                      Name of each exchange on which
             to be so registered                      each class is to be registered

       Common Stock, $.0063 par value                     American Stock Exchange
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Securities to be registered pursuant to Section 12(g) of the Act:

            Not Applicable
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               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF THE REGISTRANT'S SECURITIES TO BE REGISTERED.

    Puro Water Group, Inc. (the "Company") will offer up to 1,350,000 (excluding the over-allotment option) shares of the Company's common stock, par value $.0063 per share (the "Common Stock"), pursuant to a Registration Statement on Form SB-2 (No. 333-16247) under the Securities Act of 1933, as amended, filed with the Securities and Exchange Commission on November 15, 1996, as amended (the "Registration Statement"). A description of the Common Stock meeting the requirements of this item appears under the heading "DESCRIPTION OF SECURITIES" of the Prospectus in the Registration Statement and is incorporated herein by this reference.

ITEM 2. EXHIBITS

1. The Company has not filed an annual report pursuant to Section 13(d) or 15 of the Securities Exchange Act of 1934. Simultaneous with the filing hereof, the Company will deliver to the American Stock Exchange its Registration Statement filed pursuant to the Securities Act of 1933.

2.  The Company has not filed a quarterly or semi-annual report pursuant to
    Section 13(d) or 15 of the Securities Exchange Act of 1934.

3. The Company has not filed with the Securities and Exchange Commission any proxy or information statement pursuant to Section 14 of the Securities Exchange Act of 1934.

4. The Company has heretofore delivered to the American Stock Exchange copies of its Certificate of Incorporation, as amended, its Amended and Restated Bylaws, and a form of Common Stock Certificate.

5. The Company has heretofore delivered to the American Stock Exchange specimens or copies of each security to be registered hereunder.

6.  The Company has not submitted an annual report to its stockholders.
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                                   SIGNATURE

    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, hereunto duly authorized.

                                     PURO WATER GROUP, INC.

                                     By: /s/ JACK C. WEST
                                        -----------------------------------
                                        Jack C. West
                                        ITS PRESIDENT

Date: January 20, 1997